SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): July 28, 2005
                                                           -------------

                                   CHARTERMAC
                                   ----------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                                    --------
                 (State or other Jurisdiction of Incorporation)


                 1-13237                                13-3949418
                 -------                                ----------
          (Commission File Number)          (IRS Employer Identification Number)

                     625 Madison Avenue, New York, NY 10022
                     --------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 317-5700
                                                           --------------

                                 Not Applicable
       ------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement


In conjunction with the offering (the "Offering") described below in Item 3.02, CharterMac (the "Company") entered into an agreement (the "Agency Agreement") with Meridian Investments, Inc. (the "Placement Agent").

The Agency Agreement sets forth the terms under which the Placement Agent acted as the Company's non-exclusive agent during the Offering and arranged for the sale by the Company of its CRA Shares (as defined in Item 3.02, below). The Agency Agreement contains customary representations, warranties, covenants and indemnification provisions.

The foregoing description of the Agency Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agency Agreement, which is filed as exhibit 99.1 hereof and is incorporated herein by reference.


Item 3.02.  Unregistered Sales of Equity Securities.

On July 28, 2005, the Company completed an offering of 4.40% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1 (the "CRA Shares") to seventeen financial institutions through the Placement Agent. The Company sold 2,160,000 CRA Shares at a public offering price of $50.00 per CRA Share, raising gross proceeds of approximately $108 million.

Net proceeds from this offering of approximately $104.6 million will be utilized primarily to acquire additional federally tax-exempt revenue bonds secured by mortgage loans on multifamily housing properties as well as for general business purposes.

The CRA Shares rank senior to the Company's common shares, the Company's Nonredeemable CRA shares and all other preferred shares the terms of which acknowledge such ranking, in each case with respect to the payment of distributions and rights upon the Company's liquidation, dissolution or winding up; on a parity with all other CRA preferred shares with respect to CRA credit allocations, subject to the certain provisions; and junior to the payment of our existing and future liabilities. On or after July 28, 2008, the CRA Shares will be convertible into the Company's common shares at the option of the holders thereof at any time at a conversion rate (subject to adjustment for anti-dilution protection) of 1.807664 common shares for each CRA Share. The CRA Shares are perpetual securities and therefore have no stated maturity. However, on or after July 28, 2008, the Company may, at its option, redeem the CRA Shares for cash, in whole or from time to time in part, upon not less than 30-days notice, at a price equal to their liquidation amount plus any accrued and unpaid distributions. Unless previously redeemed in full, the CRA Shares will be subject to remarketing on July 28, 2015 and on each remarketing date thereafter at the lowest distribution rate that, in the judgment of the remarketing agent, will permit the CRA Shares to be remarketed at their liquidation amount.

The CRA Shares qualified for exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D promulgated thereunder since the issuance of shares by the Comapny did not involve a "public offering" as defined in Section 4(2) of the Securities Act due to the insubstantial number of investors, the size of the offering and the manner of the offering. Each investor also represented to the Company that it was an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) and made other customary representations in connection with the issuance pursuant to Section 4(2) and Regulation D.

A press release dated July 28, 2005 announcing the Offering is filed as exhibit
99.2 hereof and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits


(a).     Financial Statements
         --------------------

         Not Applicable

(b).     Pro Forma Financial Information
         -------------------------------

         Not Applicable

(c).     Exhibits
         --------

         99.1  Agency Agreement

         99.2 Press Release issued by the Company on July 28, 2005

         99.3 Certificate of Designation for the 4.40% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            CharterMac
                                            (Registrant)



                                            BY:      /s/ Stuart J. Boesky
                                                     Stuart J. Boesky
                                                     Chief Executive Officer



         August 2, 2005